Sun Life Insurance and Annuity Company of New York

Company/Owner Name ______________________________________________________________________________

PROPOSED INSURED CONSENT FORM

❒ I consent to the purchase of life insurance on my life by the Owner listed above and in accordance with the Master Application for

Corporate Life Insurance which is incorporated as part of this consent. I understand that the Owner will be the owner and beneficiary of the policy. I understand that any benefits from such life insurance are payable to the Owner, and that I have no ownership or beneficial interest or rights in the life insurance.

❒ I do not consent to the purchase of life insurance on my life

1. Proposed Insured's Name _____________________________________________________ 2. Male ❒ Female ❒

3. Date of Birth ______ - ______ - ______ 4. Age ______ 5. Social Security Number ______ - ______ - ______

QUESTIONS

  During the past 3 months, has the Proposed Insured, been actively at work on a full-time basis,

  at least 30 hours per week in a normal capacity, and not been absent for more than five consecutive days due to illness or medical treatment? YES ❒ NO ❒

  If no, give details:

  _____________________________________________________________________________

  ______________________________________________________________________________

  Have you used tobacco (cigarettes, cigars, chewing tobacco, pipe, etc.) or any other substance containing nicotine, including Nicorette gum, within the past twelve months?

If yes, please list type and number of each product used per day: YES ❒ NO ❒

_______________________________________________________________________________

8. In the past 10 years, has the Proposed Insured been treated for:

Any disorder of the heart or blood vessels, tumor or cancer, diabetes, stroke, or any disorder of the blood, lungs, kidneys, drug or alcohol use, depression or been diagnosed or treated by a doctor or other medical practitioner for Human Immunodeficiency Virus or Acquired Immune Deficiency

Syndrome (AIDS)? YES ❒ NO ❒

If yes, give details:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

AGREEMENT and AUTHORIZATION

I agree that all statements and answers in this consent form are true and complete to the best of my knowledge and belief. This consent form shall be attached to and form a part of any policy of insurance issued. As long as I continue to work for the Owner, the

Insurer can change the Amount of Insurance in accordance with the Owner's written request to change such Amount. Each change shall be subject to the Insurer's underwriting limitations and requirements then in effect, including but not limited to my being actively at work at the time of the change. I authorize the Owner listed above to release any information it has on me or my health to the Insurer. This information may be used to determine eligibility for insurance. This authorization is valid for thirty (30) months from its date.

Signature of Proposed Insured ___________________________________________

Authorization for Release and Disclosure of Underwriting Information

I hereby authorize any: (a) physician, health care provider, medical professional, hospital, clinic, or other medical or health care related facility or service; (b) insurance company; (c) state department of motor vehicles; (d) consumer reporting agency; or the Medical Information Bureau, Inc., to disclose or furnish to the Underwriting Department of Sun Life Assurance Company of Canada, Sun Life Assurance Company of Canada (U.S.) or Sun Life Insurance and Annuity Company of New York (together, the "Company") their subsidiaries, affiliates, third party administrators, and reinsurers, any and all information relating to me. I understand that such information may include records relating to my physical or mental condition such as diagnostic tests, physical examination notes and treatment histories.

Upon written request, the MIB will arrange disclosure of any information it may have about you in its files. Medical information will only be disclosed to a physician designated by you. If you question the accuracy of information in your file you may contact the Medical Information Bureau, Inc. at P.O. Box 105, Essex Station, Boston, Massachusetts 02112 (telephone 781-426-3660). You may seek to have MIB correct information in your file pursuant to the Federal Fair Credit Reporting Act.

I understand that the Company will use the information it obtains to determine if I am eligible for life insurance coverage with the Company and to determine the premium to be paid for such coverage.

I hereby authorize the Company to disclose any information it obtains about me to the Medical Information Bureau, Inc. or any other life insurance company with which I do business. I understand that the Company will not disclose information it obtains about me except as authorized by this Authorization, as may be required or permitted by law or as I may further authorize. I understand that if information is re-disclosed as permitted by this Authorization, it may no longer be protected by applicable federal privacy law.

I understand that: (a) this Authorization shall be valid for twenty-four (24) months from the date I sign it; (b) I may revoke it at any time by providing written notice to Underwriting Department of the Company, subject to the rights of any person who acted in reliance on it prior to receiving notice of its revocation; and (c) my authorized representative and I are entitled to receive a copy of the Authorization upon request. The address of the Company is provided on page one (1).

A copy of this Authorization shall be as valid as the original.

Signed At _______________________________________ ___________________________________________________

Signature of Proposed Insured

Date ______________________________

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